Exhibit (d)(2)

AMENDMENT NO. 4

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans and Thrivent Series Fund, Inc. hereby agree that, effective April 30, 2008, the following new series shall be deemed Portfolios under the terms of the Investment Advisory Agreement, dated April 10, 2002, between Thrivent Financial for Lutherans and Thrivent Series Fund, Inc.:

1.	Thrivent Partner Worldwide Allocation Portfolio

2.	Thrivent Equity Income Plus Portfolio

3.	Thrivent Partner Emerging Markets Portfolio

4.	Thrivent Partner Socially Responsible Stock Portfolio

5.	Thrivent Partner Socially Responsible Bond Portfolio

6.	Thrivent Partner All Cap Value Portfolio

7.	Thrivent Partner All Cap Growth Portfolio

8.	Thrivent Partner Healthcare Portfolio

9.	Thrivent Partner Natural Resources Portfolio

10.	Thrivent Partner Utilities Portfolio

A revised Schedule I is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ Pamela J. Moret
Pamela J. Moret
President

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Bruce J. Nicholson
Bruce J. Nicholson
Chairman, President and Chief Executive Officer

SCHEDULE I

(effective April 30, 2008)

Thrivent Partner International Stock Portfolio
$0-$500 million	0.85%
More than $500 million but not over $1 billion	0.80%
More than $1 billion but not over $1.5 billion	0.75%
More than $1.5 billion	0.70%

Thrivent Large Cap Growth Portfolio
0.40%

Thrivent High Yield Portfolio
0.40%

Thrivent Income Portfolio
0.40%

Thrivent Mid Cap Growth Portfolio
0.40%

Thrivent Money Market Portfolio
0.40%

Thrivent Partner Small Cap Growth Portfolio
$0-$500 million	1.00%
More than $500 million	0.90%

Thrivent Mid Cap Growth Portfolio II
$0-$500 million	0.90%
More than $500 million	0.80%

Thrivent Partner All Cap Portfolio
$0-$500 million	0.95%
More than $500 million	0.90%

Thrivent Large Cap Growth Portfolio II
$0-$500 million	0.80%
More than $500 million	0.70%

Thrivent Partner Growth Stock Portfolio
$0-$500 million	0.80%
More than $500 million	0.70%

Thrivent Large Cap Value Portfolio
0.60%

Thrivent Limited Maturity Bond Portfolio
0.40%

Thrivent Technology Portfolio
0.75%

Thrivent Partner Small Cap Value Portfolio
0.80%

Thrivent Small Cap Stock Portfolio
$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Small Cap Index Portfolio
$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Mid Cap Stock Portfolio
$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Mid Cap Index Portfolio
$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Large Cap Stock Portfolio
$0-$500 million	0.65%
More than $500 million but not over $750 million	0.575%
More than $750 million but not over $1 billion	0.55%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Large Cap Index Portfolio
$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Real Estate Securities Portfolio
$0-$500 million	0.80%
More than $500 million	0.75%

Thrivent Balanced Portfolio
$0-$250 million	0.35%
More than $250 million	0.30%

Thrivent Diversified Income Plus Portfolio
0.40%

Thrivent Bond Index Portfolio
$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Mortgage Securities Portfolio
0.50%

Thrivent Partner Mid Cap Value Portfolio
$0-$250 million	0.75%
More than $250 million	0.70%

Thrivent Aggressive Allocation Portfolio
$0-$500 million	0.15%
More than $500 million	0.125%

Thrivent Moderately Aggressive Allocation Portfolio
$0-$500 million	0.15%
More than $500 million	0.125%

Thrivent Moderate Allocation Portfolio
$0-$500 million	0.15%
More than $500 million	0.125%

Thrivent Moderately Conservative Allocation Portfolio
$0-$500 million	0.15%
More than $500 million	0.125%

Thrivent Partner Worldwide Allocation Portfolio
$0-$250 million	0.90%
More than $250 million	0.85%

Thrivent Equity Income Plus Portfolio
$0-$250 million	0.65%
More than $250 million	0.60%

Thrivent Partner Emerging Markets Portfolio
$0-$50 million	1.20%
More than $50 million	1.07%

Thrivent Partner Socially Responsible Stock Portfolio
$0-$50 million	0.80%
More than $50 million	0.775%

Thrivent Partner Socially Responsible Bond Portfolio
$0-$50 million	0.70%
More than $50 million	0.675%

Thrivent Partner All Cap Value Portfolio
$0-$50 million	0.75%
More than $50 million	0.70%

Thrivent Partner All Cap Growth Portfolio
$0-$250 million	0.95%
More than $250 million	0.90%

Thrivent Partner Healthcare Portfolio
$0-$50 million	0.95%
More than $50 million	0.90%

Thrivent Partner Natural Resources Portfolio
$0-$50 million	0.75%
More than $50 million	0.725%

Thrivent Partner Utilities Portfolio
$0-$50 million	0.75%
More than $50 million	0.725%